UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2016

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2016, at a special joint meeting of the Board of Directors and Class B Stockholders of the Company, the Amended and Restated 1996 Stock Option Plan for Non-Employee Directors was amended to extend the term for an additional ten years. The Plan’s new expiration date is May 21, 2026. A copy of the amended Plan will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 26, 2016.

Item 8.01 Other Events

The following Officers of the Company entered into individual sales plans pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of the Company’s Class A Common Stock (each, a “10b5-1 Plan”): Robert P. Pagano, Vice President, Brand Development, on February 24, 2016; and Ai-Li Lim, Vice President, Human Resources, on March 7, 2016. The aggregate number of shares that may be sold pursuant to these 10b5-1 Plans is 22,002 shares. The purpose of each of these 10b5-1 Plans is to provide liquidity and investment diversification. Once executed, transactions under each 10b5-1 Plan will be disclosed publicly through Form 4 and/or Form 144 filings with the Securities and Exchange Commission to the extent applicable.

On March 7, 2016, the Company entered into a 10b5-1 Plan to repurchase up to $64 million of the Company’s Class A Common Stock during the period commencing March 28, 2016 and ending June 24, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

March 9, 2016	By:	/s/ Martin F. Roper

Name: Martin F. Roper
Title: Chief Executive Officer